EXHIBIT 10.39


EXECUTION COPY


                            DATED AS OF JUNE 21, 2000



                          PSMT TRINIDAD/TOBAGO LIMITED
                          PRICESMART (TRINIDAD) LIMITED
                                       AND
                              PS OPERATIONS LIMITED
                          (COLLECTIVELY THE 'BORROWER')
                                       AND
                 ROYAL MERCHANT BANK AND FINANCE COMPANY LIMITED
                                  (THE `BANK')


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                               TERM LOAN AGREEMENT
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                                            PREPARED BY ________________________
                                                             TIMOTHY HAMEL-SMITH
                                                                 ATTORNEY AT LAW
                                                             M. HAMEL-SMITH & CO
                                                           19 ST. VINCENT STREET
                                                                   PORT OF SPAIN
                                                                        TRINIDAD
                                                         TEL: INT (868) 623-4237
                                                         FAX: INT (868) 627-8564
                                                     E-MAIL: mhs@trinidadlaw.com
                                             WEBSITE: http://www.trinidadlaw.com
                                  ALL RIGHTS RESERVED. M. HAMEL-SMITH & CO. 2000

TERM LOAN AGREEMENT

INDEX TO CLAUSES

1        Definitions and Interpretation

2        The Loan

3        Purpose

4        Conditions

5        Drawdown

6        Repayment, Prepayment and Cancellation

7        Interest

8        Fees and Expenses

9        Payments

10       Representations and Warranties

11       Undertakings

12       Default

13       Indemnities

14       Taxes

15       Changes in Circumstances

16       General

Schedule             Conditions Precedent


TERM LOAN AGREEMENT


THIS AGREEMENT is dated June 21, 2000 and made

AMONG:

(1) PSMT TRINIDAD/TOBAGO LIMITED (registered in Trinidad and Tobago under number P-1676 (95)), PRICESMART (TRINIDAD) LIMITED (registered in Trinidad and Tobago under number P-1649 (95)), and PS OPERATIONS LIMITED (registered in Trinidad and Tobago under number P-1675 (95)) (hereinafter collectively referred to as the 'Borrower'); and

(2)      ROYAL MERCHANT BANK AND FINANCE COMPANY LIMITED (the `BANK')

IT IS AGREED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

In this Agreement, unless the context otherwise requires:

         `AGREEMENT' means this Loan Agreement as the same may from time to time be supplemented or amended;

         'AMORTISED INSTALLMENTS' means the 28 equal quarterly amortised installments of principal and interest combined (currently US$308,623.62) necessary to repay the Loan with interest at the Interest Rate with quarterly rests over a period of 7 years;

         'BORROWER' means, collectively, PSMT Trinidad/Tobago Limited, PriceSmart (Trinidad) Limited and PS Operations Limited;

         `BUSINESS DAY' means a day (not being Saturday or Sunday) on which banks in Trinidad and Tobago are open for business of the kind contemplated by this Agreement;

         `COMPANY' individually, PriceSmart (Trinidad) Limited

         `DOLLARS', `UNITED STATES DOLLARS' `USD' AND `US$' mean the lawful currency for the time being of the United States of America;

         `ENCUMBRANCE' means any mortgage charge (whether fixed or floating) pledge lien hypothecation assignment security interest title retention or other encumbrance or security agreement or security or preferential arrangement of any kind;

         `EVENT OF DEFAULT' means any of the events or circumstances described in Clause 12.1;

         `FINANCIAL INDEBTEDNESS' means Indebtedness incurred in respect of:

                  (a)      money borrowed, raised or deposited;

                  (b) any bond bill of exchange note loan stock debenture commercial paper or similar security or instrument;

                  (c) acceptance, documentary credit or guarantee facilities;

                  (d) deferred payments for assets or services acquired but excluding trade credit in the ordinary course of business not exceeding 90 days;

                  (e) rental payments under leases, whether in respect of land buildings machinery equipment or otherwise, entered into primarily as a method of raising finance or financing the acquisition of the relevant asset;

                  (f)      payments under hire purchase contracts;

                  (g)      factored debts, to the extent that there is recourse;

                  (h) guarantees bonds standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

                  (i) interest rate or currency swaps and similar financial transactions;

                  (j) guarantees indemnities or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (a) to (i) inclusive above; and

                  (k) amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above


         `GUARANTEE' means the guarantee and indemnity to be granted by the Guarantor guaranteeing and indemnifying the Bank in respect of the obligations of the Borrower under this Agreement;

         `GUARANTOR' means PriceSmart, Inc.;

         `INDEBTEDNESS' means any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint;

         `INTEREST PERIOD' means each period of 90 calendar days commencing with the date falling 90 calendar days after the date of this Agreement and ending on the Repayment Date;

         `LIBOR' means, in respect of any Interest Period or other period and in relation to the Loan or any unpaid sum, the rate per annum determined by the Bank to be the rate at which US$ deposits for the relevant Interest Period or other period and in an amount comparable to the Loan or other such sum (as the case may be) were offered to the Bank by its agent in the London Interbank Market at or about 11.00 am London time on the first day of such Interest Period or other period;

         `LOAN' the aggregate principal of the Loan Amount for the time being outstanding under this Agreement;

         `LOAN AMOUNT 'means the sum of Six Million Dollars (US$6,000,000.00);

         `MARGIN' means four per cent (4%) per annum;

         `MATERIAL CONSENT' means, in relation to the Borrower and any Guarantor any approval, authorisation, consent, exemption, licence, permission or registration by, of or from any governmental or regulatory, or other authority or person, necessary or appropriate for (i) the carrying on by it of its business and (ii) the execution, delivery and performance of this Agreement and any Related Document and the use of the Loan proceeds;

         `MORTGAGE DEBENTURE' means a deed of mortgage debenture to be granted by the Borrower and the Company in favour of the Lender creating a mortgage over the Property and a charge and assignment over all the Borrower's undertaking and assets both present and future to secure the obligations of the Borrower under this Agreement.

         `PAYMENT DATE' means the last day of each Interest Period;

         `PERMITTED ENCUMBRANCE' means any encumbrance referred to in Clause 11.2(b);

         `POTENTIAL DEFAULT' means any event which, with the giving of notice or any certificate or the lapse of time, or the making of any determination, or the satisfaction of any other condition (or any combination thereof), might/would constitute an Event of Default;

         `PROPERTY' means the Company's property on which it is currently constructing a warehouse/store off Endeavour Flyover in Chaguanas, Trinidad and which is more particularly described in the Schedule to the Mortgage Debenture;

         `RELATED DOCUMENT' means any document or instrument required by this Agreement to be executed delivered or produced by the Borrower or the Guarantor including, but not limited to, the Guarantee and the Mortgage Debenture, drafts of which are attached hereto as exhibits "A" and "B" respectively;

         `REPAYMENT DATE' means the date falling 7 years after the date of this Agreement;

         `TAXES' includes all present and future taxes, levies, imposts, duties, fees, charges or withholdings of whatever nature and wherever levied, charged or assessed, together with any interest thereon and any fines surcharge or penalties in respect thereof lawfully imposed by any Trinidad and Tobago governmental entity.

1.2      INTERPRETATION

(1) In this Agreement, unless otherwise expressly provided, any reference to:

         (a) the Borrower, a Guarantor and/or the Bank shall be construed so as to include their respective successors and assigns from time to time;

         (b) a time of day is a reference to Trinidad and Tobago time, unless otherwise expressly stated;

         (c) a `person' shall be construed as a reference to any individual, firm, company, body corporate, government, state, state entity, association or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

         (d) this Agreement or to any other document or instrument, is a reference to this Agreement, or to that other document or instrument, as the same may have been, or may from time to time be, amended or supplemented;

         (e) the liquidation, winding-up, dissolution or the appointment of a receiver, manager or administrator, of or in relation to a company or body corporate or any of its assets, shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities;

         (f) a Clause or a Schedule is a reference to a clause of or a Schedule to this Agreement;

         (g) any statutory provision shall include a reference to such provision as from time to time re-enacted, amended, extended or replaced.

(2) Fees, costs and expenses payable under or pursuant to this Agreement shall be exclusive of any value added tax or similar taxes chargeable on them, which shall accordingly be payable in addition.

(3) In this Agreement, words, including, without limitation defined terms, importing the singular shall include the plural and vice versa.

(4) Headings in and the list of contents of this Agreement are for ease of reference only and shall not affect its interpretation.

(5)      Where the Borrower consists of two or more parties:

         (i) such expression shall in this Term Loan Agreement mean and include such two or more parties and each of them or (as the case may require) any of them;

         (ii) all covenants charges agreements and undertakings expressed or implied on the part of the Borrower in this Term Loan Agreement shall be deemed to be joint and several covenants charges agreements and undertakings by each of such parties; and

         (iii) each shall be bound even if any other of them intended or expressed to be bound by this Term Loan Agreement shall not be so bound.


2        THE LOAN

Subject to the terms and conditions of this Agreement the Bank agrees to make available to the Borrower a loan in the maximum aggregate principal amount equal to the Loan Amount.

3        PURPOSE

(1) The Loan Amount shall be used by the Borrower to partly finance the construction of one warehouse/store on the Property.

(2) The Borrower shall not use any part of the Loan for any purpose except that permitted in this Clause. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Bank, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of any part of the Loan.


4        CONDITIONS

4.1      CONDITIONS FOR ADVANCING THE LOAN

The Bank shall not be obliged to advance the Loan Amount, until it shall have received, in each case in form and substance satisfactory to it, the documents, items and evidence specified in the Schedule and shall have notified the Borrower accordingly.

4.2      ADDITIONAL CONDITIONS FOR ADVANCING THE LOAN

The obligation of the Bank to advance the Loan Amount is subject to the further conditions precedent that:


         (a) at the time of advancing the Loan Amount, the representations and warranties set out in Clause 10.1 are true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time; and

         (b) at the time of advancing the Loan Amount, no Event of Default or Potential Default shall have occurred and be continuing or would result from the making of such Advance.


5        DRAWDOWN

5.1      PAYMENT OF THE LOAN AMOUNT

Subject as otherwise provided in this Agreement, the Loan Amount shall be made available in two tranches by the Bank crediting the Loan to such bank account of the Borrower as it shall specify to the Bank for this purpose. The first tranche in the sum of three million Dollars (US$3,000,000.00) shall be disbursed on the date of this Agreement and the remaining three million Dollars (US$3,000,000.00) will be disbursed upon presentation by the Borrower of a valuation of the Property acceptable to the Bank which certifies that the value of the Property, at the date of the drawdown of the balance of the Loan, is not less than 166.67% of the Loan Amount.

6        REPAYMENT, PREPAYMENT AND CANCELLATION

6.1      REPAYMENT

The Borrower shall repay to the Bank the Loan in full by the Amortised Instalments on each Payment Date (provided that the final instalment shall always include the balance of the Loan).

6.2      PREPAYMENT


(1) The Borrower may (provided that it shall have given to the Bank not less than 90 calendar days' prior notice specifying the date and intended amount of the prepayment) prepay to the Bank on any Payment Date the whole or any part of the Loan Amount but, if in part, being the minimum amount of five hundred thousand Dollars (US$500,000.00) and an integral multiple of five hundred thousand Dollars (US$500,000.00).

(2) Prepayments under this Agreement shall be made together with accrued interest thereon and all other amounts payable under and in relation to this Agreement and any Related Document.

(3)      No amount prepaid under this Agreement may be redrawn.

(4) Any notice of prepayment given by the Borrower under this Agreement shall be irrevocable and the Borrower shall be bound to prepay the relevant amount(s) in accordance with such notice. The Borrower may not prepay all or any part of the Loan Amount except in accordance with the express terms of this Agreement.

(5) Any prepayment shall be applied against and shall reduce or, if applicable, extinguish the Amortised Instalments in inverse order of maturity.


7        INTEREST

7.1      INTEREST

The Borrower shall pay to the Bank interest on the Loan in respect of each Interest Period at the rate per annum determined by the Bank to be the aggregate of:

         (a)      the Margin; plus

         (b)      LIBOR relative to that Interest Period.


7.2      PAYMENT

The Borrower shall pay interest on the Loan Amount on each Payment Date as part of the Amortised Installments.

7.3      DEFAULT INTEREST

The Borrower shall, on demand by the Bank, pay to the Bank interest on sums (including, but without limitation, default interest) not paid on their respective due dates under this Agreement from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of:

         (a)      the Margin; and

         (b) LIBOR in each case for such successive periods not exceeding 3 months as the Bank may determine from time to time in respect of amounts comparable with the sum not paid (provided that, if any unpaid sum is of principal repayable prior to the last day of an Interest Period relating thereto, LIBOR applicable to such unpaid sum for the remaining period up to the last day of that Interest Period shall remain LIBOR applicable to it at the beginning of such Interest Period).


7.4      BASIS OF CALCULATION

All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 360 day year. Any certificate or determination by the Bank as to any rate of interest payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower.

7.5      NOTIFICATION

The Bank shall give to the Borrower not less than ten (10) days' notice of each rate of interest determined by it under Clause 7 and its sub-sections.

8        FEES AND EXPENSES

8.1      MANAGEMENT FEE

The Borrower shall pay to the Bank a management fee in Dollars of five thousand Dollars (US$5000.00) per annum, as from and including the date of this Agreement, until and including the last day of the Repayment Date. Such fee shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360 day year and shall be paid annually in advance commencing with the date of this Agreement and on the Repayment Date or, if earlier, on final repayment of the Loan.

8.2      ARRANGEMENT FEE

The Borrower shall pay to the Bank an arrangement fee equal to one and one-half per cent (1.5%) of the Loan Amount payable on disbursement.

8.3      EXPENSES

(1) The Borrower shall pay, on demand and on a full indemnity basis, to the Bank the amount of all reasonable costs and expenses (including but not limited to legal and out-of-pocket expenses) which the Bank properly incurs in connection with the preparation, negotiation, execution and delivery of this Agreement and any Related Document.

(2) The Borrower shall pay, on demand and on a full indemnity basis, to the Bank, all costs and expenses (including but not limited to legal and out-of-pocket expenses) incurred by it in connection with any actual or proposed amendment or extension of or any waiver or consent under this Agreement and in contemplation of or otherwise in connection with the enforcement (or attempted enforcement) of, or preservation (or attempted preservation) of any rights under, this Agreement and/or any Related Document or otherwise in respect of any monies from time to time owing under this Agreement.

8.4      DUTIES

The Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any payable by the Bank) imposed in or by Trinidad and Tobago on or in connection with this Agreement and/or any Related Document and/or any other document referred to herein and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

8.5      PAYMENT BY DEDUCTION

The Bank shall be entitled to effect payment (to the extent not already discharged) of all fees expenses and other sums due and payable by the Borrower under this Clause 8 out of and by deduction from the Loan Amount and the Borrower hereby irrevocably authorises the Bank to do so.

9        PAYMENTS

9.1      PAYMENTS

(1) All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever, and free and clear of any deductions or withholdings, in immediately available, freely transferable, cleared funds in Dollars not later than 11.00 am on the due date to such account of the Bank as it may from time to time notify to the Borrower.

(2) In the case of a partial payment by the Borrower, the Bank may appropriate such payment towards such of the obligations of the Borrower under this Agreement as the Bank may decide. The Borrower waives any right to make an appropriation in respect of a partial payment. Any appropriation by the Bank shall apply to the exclusion of any actual or purported appropriation by the Borrower.


9.2      BUSINESS DAYS

Save as otherwise provided in this Agreement, if any payment would otherwise be due on a day which is not a Business Day, the next following Business Day shall be substituted for such day unless such Business Day shall be in a new calendar month, in which case such payment shall instead be made on the immediately preceding Business Day. Interest and fees shall be adjusted accordingly.

9.3      ACCOUNTS

Account(s) maintained by the Bank in connection with the Loan shall (save for manifest error) be PRIMA FACIE evidence of the amounts from time to time owing by the Borrower to the Bank under this Agreement.

10       REPRESENTATIONS AND WARRANTIES

10.1     REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Bank that:

         (a) it is a limited liability company duly incorporated and validly existing under the laws of Trinidad and Tobago and has power to carry on its business and to own its property and other assets;

         (b) it has power and authority to execute, deliver and perform its obligations under this Agreement and any Related Document and to use the Loan Amount; all necessary action has been taken (and not revoked) to authorise the execution delivery and performance of this Agreement and any Related Document; and subject to all applicable insolvency laws this Agreement constitutes, and any Related Document is or when executed and delivered will be, its valid and legally binding obligation enforceable in accordance with the terms thereof;

         (c) the execution delivery and performance of this Agreement and any Related Document and the use of the Loan Amount do not and will not:

                  (i) contravene any law, regulation, directive, judgment or order to which it is subject; or

                  (ii) result in any actual or potential breach of or default under any obligation agreement instrument or Consent to which it is a party or by which it is bound or which it requires to carry on its business; or

                  (iii) contravene any provision of its articles and/or by-laws and/or statutes and/or constitutional documents; or

                  (iv) result in any limitation on its powers to borrow or incur Financial Indebtedness being exceeded; or

                  (v) result in the creation or imposition of or oblige it to create any Encumbrance on its undertaking or any of its assets rights or revenues;

         (d) its obligations under this Agreement and any Related Document are its direct, general and unconditional obligations and rank at least pari passu with all other of its present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

         (e) no litigation, arbitration or administrative proceeding, and without limitation no dispute with any statutory or governmental authority, is current or pending, or to its knowledge threatened, against it or any of its assets which would have a material adverse effect on its business, assets or financial condition or its ability to observe or perform its obligations under this Agreement or any Related Document having regard to all its other obligations;

         (f)      no Event of Default has occurred and is continuing;

         (g) it is not in default in the payment of any due and payable Taxes; or in the filing, registration or recording of any document or under any legal or statutory obligation or requirement, which default would have a material adverse effect on its business, assets or financial condition or its ability to observe or perform its obligations under this Agreement or any Related Document;

         (h) it is not (nor would with the giving of notice or lapse of time be) in breach of, or in default under, any agreement relating to Financial Indebtedness to which it is a party or by which it is bound, which would be likely to have a material adverse effect on its business, assets or financial condition or its ability to observe or perform its obligations under this Agreement or any Related Document, having regard to all its other obligations;

         (i) there exists no Encumbrance other than any Permitted Encumbrance over the whole or any part of the present or future undertaking, assets, rights or revenues (including uncalled capital) of itself or any of its Subsidiaries and no obligation to create any such Encumbrance;

         (j) the latest report and financial statements of the Borrower have been prepared in accordance with accounting principles and practices generally accepted in Trinidad and Tobago, consistently applied, and give a true and fair view of the financial condition, assets and liabilities of the Borrower at the date to which such financial statements have been prepared; and since that date there has been no material adverse change in the financial condition or the business, assets or operations of the Borrower which would be likely to have a material adverse effect on its business, assets or financial condition or its ability to observe or perform its obligations under this Agreement or any Related
                  Document having regard to all its other obligations;

         (k) it has obtained and complied with all Material Consents (and the same are in full force and effect);

         (l) it is not necessary that this Agreement be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar Tax or duty be paid on or in relation to this Agreement or any Related Document other than Bond/Covenant duty and duties collateral thereto;

         (m) all factual information supplied to the Bank in contemplation or for the purpose of this Agreement or the Facility was true and accurate in all material respects as at its date and did not omit anything material. No change has occurred since the date on which such information was supplied which renders the same untrue or misleading in any material respect, and all projections and statements of belief and opinion given by the Borrower to the Bank were made honestly and in good faith after due and careful enquiry and remain valid.


10.2     REPETITION

The representations and warranties in Clause 10.1 will be deemed to be repeated by each Borrower on and as of each date on which the Loan is drawn down and on and as of each Payment Date as if made with reference to the facts and circumstances existing at such respective date.

10.3     EFFECT OF INVESTIGATION

The rights and remedies of the Bank in respect of any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced or affected by any investigation of the Borrower or any other person by or on behalf of the Bank or without limitation any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies.

11       UNDERTAKINGS

11.1     GENERAL UNDERTAKINGS

Each Borrower undertakes with the Bank that, so long as any part of the Loan or any monies or obligations are outstanding under this Agreement:

         (a) it will ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

         (b) it will prepare financial statements in respect of each financial period in accordance with Clause 11.4 and cause the same to be audited by its auditors and deliver two copies of the same to the Bank promptly and in any event not later than 120 days after the end of the relevant financial period;

         (c) it will deliver to the Bank two copies promptly, and in any event not later than 45 days after the relevant period, of management accounts relating to it containing financial information (in no less detail than such as having been prepared prior to the date of this Agreement) in respect of successive quarterly periods during each of its financial years;

         (d) it will provide the Bank with copies of all notices and other communications despatched to its shareholders (or any class thereof) or its creditors (or any class thereof) when despatched;

         (e) it will provide the Bank with such financial and other information concerning its business, assets and affairs as the Bank may from time to time reasonably require except that it will not be obliged to provide any such information which is secret or confidential to it or if disclosure requires the consent of any third party, which it will on request use best endeavours to obtain;

         (f) it will obtain, maintain in full force and effect and comply with all Material Consents and any conditions thereof;

         (g) it will not make or permit any material change in the nature of its business or commence any new type of business materially different from its business at the date of this Agreement;

         (h) it will maintain insurances on or in relation to its business and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses;

         (i) it will promptly inform the Bank, promptly upon becoming aware of the same, of any occurrence or circumstance of which it becomes aware which would be likely to adversely affect its ability to perform its obligations under this Agreement or any Related Document and of any Event of Default or Potential Default;

         (j) it will from time to time, forthwith on request by the Bank, deliver to it a certificate signed by two of its directors (acting without personal liability except in the case of wilful default or misconduct) confirming that, save as may be notified in detail in such certificate, no Event of Default or Potential Default has occurred and is then subsisting and, without limitation, to be accompanied by such evidence as to the information and matters contained in such certificate as the Bank may from time to time reasonably require;

         (k) it will provide the Bank with annual profit and loss projections, cash flow projections and capital expenditure budgets within thirty (30) days of the start of the year to which these projections pertain.

11.2     NEGATIVE PLEDGE

(1) Each Borrower undertakes with the Bank that, so long as the Loan or any monies or obligations are outstanding under this Agreement, it will not:

         (a) create or permit to subsist any Encumbrance other than any Permitted Encumbrance over all or any part of its present or future undertaking, assets, rights or revenues;

         (b) sell or otherwise dispose of any of its assets on terms whereby it is, or may be, leased to or acquired by it (except for sale and lease-backs of any asset on normal arm's length commercial terms and in the normal course of business) or sell or otherwise dispose of any of its receivables on recourse terms (except for the discounting of bills or notes in the ordinary course of business), in any such case in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset, unless such sale or disposal is to a related entity.

(2)      Paragraph (1) above shall not apply to any Encumbrance:

         (a) created or outstanding with the prior written consent of the Bank provided that, unless permitted by any other exception below, the aggregate principal amount secured by such Encumbrance will not be increased without further such consent;

         (b) arising by operation of law and not as a result of any default or omission on the part of the Borrower having regard to the custom in the relevant trade for settlement of accounts;

         (c) arising under any retention of title arrangements entered into in the ordinary course of trading and not entered into primarily for the purpose of securing any Financial Indebtedness;

         (d) over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

         (e) provided that simultaneously with the creation of such Encumbrance the obligations of the Borrower under this Agreement are equally and rateably secured by a comparable Encumbrance on other assets reasonably acceptable to the Bank in form and substance satisfactory to it;

         (f) on assets acquired after the date of this Agreement, or on assets of a body corporate which becomes a Subsidiary by acquisition after the date of this Agreement, provided that:

                  (i) any such Encumbrance is in existence prior to such acquisition and is not created in contemplation of such acquisition; and

                  (ii) the amount secured by such Encumbrance does not exceed, at any time, the maximum amount secured or agreed to be secured by it (in accordance with the original terms on which such Encumbrance was created) as at the date of acquisition; and

                  (iii) such Encumbrance is discharged within a period of 3 months after the acquisition or (only in the case of an acquisition of a body corporate) where the terms of such Encumbrance do not permit repayment of the amount secured by such Encumbrance within such period, on the earliest date or dates permitted by the terms of such Encumbrance for such repayment; and

                  (iv) no guarantee is given by the Borrower in respect of such Encumbrance or the amount secured by it;

         (g) created in favour of a plaintiff or defendant in any action, or the court or tribunal before which such action is brought, as security for costs or expenses where the Borrower is prosecuting or defending such action in its bona fide interests;

         (h) pursuant to any order of attachment, distraint, garnishee order, injunction restraining disposal of assets or similar legal process arising in connection with legal proceedings;

         (i) securing Indebtedness incurred to refinance other indebtedness permitted to be secured under paragraphs (a) to (h) above inclusive and/or this paragraph (i), provided that the aggregate principal amount of the Indebtedness secured by such Encumbrance is not increased and such Encumbrance does not extend to any assets other than those which were subject to the Encumbrance securing the refinanced Indebtedness.

11.3     DISPOSALS

(1) Each Borrower undertakes with the Bank that, so long as any monies or obligations are outstanding under this Agreement, it will not either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any substantial part of its assets.

(2)      Paragraph (1) above shall not apply to:

         (a) disposals made with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed;

         (b) disposals made in the ordinary course of business/trading of the disposing entity for not less than market value on an arm's length basis;

         (c) disposals of property or assets in exchange for other property or assets of a comparable type and value;

         (d) disposals of cash in acquiring any asset at not more than market value;

         (e) disposals of property or assets so long as such disposals will not in the opinion of the Bank have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement and/or any Related Document.


11.4     FINANCIAL STATEMENTS

Each Borrower will ensure that all audited financial statements prepared by it and delivered pursuant to this Agreement shall be prepared in accordance with accounting principles and practices generally accepted in Trinidad and Tobago, consistently applied in respect of each financial period or giving details of any inconsistency, on an individual and if applicable consolidated basis and that such financial statements shall contain a balance sheet giving a true and fair view of the state of affairs of the Borrower as at the end of the period to which they relate and a profit and loss account giving a true and fair view of its profit or loss for such period.

12       DEFAULT

12.1     EVENTS OF DEFAULT

There shall be an Event of Default if:

         (a) the Borrower fails to pay within five (5) Business Days after the due date, in the currency and manner provided in this Agreement, any sum payable by it under this Agreement or any Related Document when due. The Borrower shall not be deemed to be in default if it has received less than ten (10) days' notice of any revised interest rate made pursuant to Clause 7 and its sub-sections, and its otherwise timely payment fails to take account of such revised interest rate; or

         (b) the Borrower commits any breach of any provision of Clauses 11.1(a), 11.1(f), 11.2, or 11.3; or

         (c) the Borrower commits any material breach of any other provision of this Agreement or any Related Document and either such breach is in the reasonable opinion of the Bank not capable of remedy or such breach is in the reasonable opinion of the Bank capable of remedy and is not remedied within 21 days after the earlier of the date of notice by the Bank requiring such remedy or the date on which the Borrower first becomes aware of the breach; or

         (d) any representation or warranty made or deemed to be made or repeated by the Borrower in or pursuant to this Agreement or any Related Document is or proves to have been untrue or incorrect in any material respect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

         (e) any Financial Indebtedness of the Borrower, excluding Financial Indebtedness owed to its parent corporations, exceeding in aggregate twenty thousand Dollars (US$20,000.00), or its equivalent in any currency, is not paid when due OR within any applicable grace period or becomes due prior to its stated maturity (and, in the case of a guarantee or an indemnity, is called) and is not, in the reasonable opinion of the Bank, being disputed promptly and in good faith; or

         (f) any Encumbrance to secure any Financial Indebtedness of the Borrower exceeding in aggregate ten thousand Dollars (US$10,000.00) or its equivalent in any other currency becomes enforceable; or

         (g) an encumbrancer takes possession, or a receiver, administrative receiver, manager or sequestrator, is appointed of the whole or any substantial part of the undertaking assets rights or revenues of the Borrower or a distress or other process is levied or enforced upon any of the assets rights or revenues of the Borrower and any such action is not lifted or discharged within 14 days; or

         (h) a petition is presented to, or any order is made by, any competent court for the appointment of an administrator in relation to the Borrower; or

         (i) the Borrower is adjudicated or found to be insolvent, stops or suspends payment of its respective debts; is (or is deemed to be) unable to or admits inability to pay its respective debts as they fall due; or proposes or enters into any voluntary arrangement or any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to the Borrower under any law regulation or procedure relating to reconstruction or adjustment of debts; or

         (j) any petition is presented by any person; any order is made by any competent court, any resolution is passed by the Borrower for its winding-up, dissolution or for the appointment of a liquidator of the Borrower (except for the purpose of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved by the Bank); or

         (k) the Borrower, or any of them, ceases to carry on the whole or substantially the whole of its business; or

         (l) this Agreement or any Related Document is or becomes (or is alleged to be) unlawful or unenforceable in any respect; or

         (m) any Material Consent is withdrawn or revoked or expires or is modified or made subject to any condition which in the reasonable opinion of the Bank may materially and adversely affect the Borrower or its ability to perform or comply with any of its obligations under this Agreement or any Related Document; or

         (n) any Borrower becomes a Subsidiary of any other person or one person or more than one person acting in concert (within the meaning of The Code on Takeovers and Mergers), not having such control at the date of this Agreement, obtain(s) control (as defined in section 4 of the Companies Act 1995) of the Borrower. Notwithstanding the foregoing the Guarantor or any one or more of its Subsidiaries may acquire or increase its shareholding in any of the Borrowers; or

         (o) the guarantee and indemnity of any Guarantor is not (or is alleged by such person not to be) valid and in full force and effect; or

         (p) any event described in paragraphs (g) to (k) inclusive above or any analogous event occurs to or in respect of any Guarantor; or

         (q) any other event, series of events or any circumstances whether related or not (including but without limitation any adverse change in the business, assets or financial condition of the Borrower occur(s) or arise(s)) which, in the reasonable opinion of the Bank, would be likely to have a material adverse effect on the Borrower or its ability or willingness to perform or comply with any of its obligations under this Agreement and/or any Related Document.

12.2     RIGHTS ON A DEFAULT

The Bank may (without prejudice to any of its rights) upon and at any time after the happening of an Event of Default, so long as the same is continuing, by notice to the Borrower declare that:

         (a) the Loan has become immediately due and payable, whereupon the Borrower shall forthwith repay the same together with all interest accrued and all other sums payable under this Agreement; and/or

         (b) the Loan has become due and payable on demand, whereupon the Loan and all interest and other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand.

13       INDEMNITIES

13.1     INDEMNITIES

Each Borrower shall on demand indemnify the Bank against any liability, loss or expense which the Bank shall certify as incurred by it as a consequence of:

         (a) any default in payment by the Borrower of any sum under this Agreement when due;

         (b)      the occurrence of any Event of Default;

         (c) any repayment or prepayment of the Loan Amount or part thereof being received otherwise than on the last day of an Interest Period;

         (d) the early breaking, termination or reversing (in whole or in part) of any agreement or arrangement entered into by the Bank with the Borrower or any third party for the purpose of or in connection with fixing, capping the rate of or otherwise hedging interest payable under this Agreement; or

including in any such case, but not limited to, any loss of profit and any loss or expense incurred in maintaining or funding the Loan or other sum or in liquidating or re-employing deposits from third parties acquired or contracted for in order to effect or maintain the same.

13.2     CURRENCY

If, under any applicable law or regulation, or pursuant to a judgment or order being made or registered against, or the liquidation of, the Borrower, or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the `payment currency') other than the currency in which such payment is expressed to be due under or in connection with this Agreement (the `contractual currency') then, to the extent that the amount of such payment actually received by the Bank, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless the Bank against the amount of such shortfall. To the extent that the amount of such payment actually received by the Bank, when so converted, exceeds the amount due under or in connection with this Agreement, the Bank shall pay to the Borrower, provided that it is then in compliance with its obligations under this Agreement, an amount equal to the excess. For the purposes of this Clause, the `rate of exchange' means the rate at which the Bank is able, on or about the date of such payment, to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Borrower shall be liable for) any premium and other costs of exchange including any Taxes incurred by reason of any such exchange.

14       TAXES

14.1     GROSSING UP PAYMENTS

All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of Taxes, unless the Borrower is required to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Borrower, in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

14.2     NOTIFICATION

If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Bank upon becoming aware of the same.

14.3     TAX RECEIPTS

If the Borrower is required to make any deduction or withholding from any payment hereunder, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank, within thirty
(30) days after it has made such payment to the applicable authority, an original official receipt issued by such authority, and any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld.

14.4     INDEMNITY

Each Borrower shall indemnify and hold harmless the Bank against, and reimburse it on demand, the amount of any Taxes so deducted withheld or accounted for and paid by the Borrower whether or not such Taxes were correctly or legally assessed or demanded.

15       GENERAL

15.1     SET-OFF

(1) The Bank may, without prior notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of the Bank for the account of the Borrower in or towards satisfaction of any sum then due and payable from the Borrower under this Agreement and in respect of which a default in payment has occurred. The Bank will promptly notify the Borrower of such application.

(2) For the purposes of exercising any rights under this Clause, or any rights under the general law, the Bank may convert or translate all or any part of such a credit balance into another currency applying, a rate which in its opinion fairly reflects prevailing rates of exchange.

(3) The Bank is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

(4) In this Clause `rights under the general law' means any right of set off, combination or consolidation of accounts, lien or similar right which the Bank has under any applicable law.

15.2     ASSIGNMENT

(1) This Agreement shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors and permitted assigns (and any person to whom the Bank shall transfer or novate any rights and/or obligations under this Agreement).

(2) The Borrower may not assign or transfer any of its rights, benefits or obligations under this Agreement without the express written consent of the Bank.

(3) The Bank may assign all or any part of its rights or benefits or transfer all or any part of its obligations, under this Agreement or any Related Document. The Borrower shall enter into all documents specified by the Bank to be necessary to give effect to any such assignment or transfer.

(4) The Bank may disclose, on a confidential basis to any actual or potential assignee or transferee of any rights, benefits or obligations under this Agreement or any Related Document, such information about the Borrower and any Subsidiary of the Borrower (and so that the Borrower shall procure any further requisite consent from each Subsidiary) and their respective business and financial condition as the Bank shall reasonably consider appropriate.

15.3     NOTICES

(1) Every notice demand or other communication under this Agreement shall be in writing and may be delivered by courier/messenger or by letter or facsimile transmission (confirmed by a personally delivered letter) despatched as follows:

         (a)      IF TO THE BANK, as follows:
                  Royal Merchant Bank and Finance Company Limited
                  Level 8, 55 Independence Square
                  Port of Spain
                  Facsimile 868-624-5212
                  for the attention of The Managing Director;

         (b)      IF TO THE BORROWER, as follows:
                  PSMT Trinidad/Tobago Limited, PriceSmart (Trinidad) Limited,
                    and PS Operations Limited
                  c/o PriceSmart
                  Endeavour Road and Narsaloo Ramaya Road
                  Endeavour Flyover
                  off Uriah Butler Highway
                  Chaguanas

                  Facsimile 868 671 1865
                  for the attention of The General Manager

                  WITH A COPY TO:
                  PriceSmart Inc
                  c/o Robert Gans
                  4649 Morena Boulevard
                  San Diego CA 92117
                  USA
                  Facsimile 858 581 4707
                  for the attention of Mr. Bob Gans

         or (in any case) to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

(2) Every notice or other communication shall, subject as otherwise provided in this Agreement, be deemed to have been received if delivered by courier/messenger or dispatched by facsimile transmission at the time of delivery or dispatch (subject in the case of notice dispatched by facsimile to it being confirmed by a letter delivered by courier) if during normal business hours in the place of intended receipt on a working day in that place and otherwise at the opening of business in that place on the next succeeding such working day.

15.4     WAIVERS

No delay or omission on the part of the Bank in exercising any right or remedy under this Agreement shall impair that right or remedy, or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Bank, or any such right or remedy, preclude any other or further exercise under this Agreement of that or any other right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

15.5     SEVERANCE

If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

15.6     COUNTERPARTS

This Agreement may be executed in any number of counterparts, in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

15.7     LANGUAGE

All notices or communications under or in connection with this Agreement (including without limitation documents to be delivered pursuant to Clause 4.1) shall be in English or, if in any other language, accompanied by a translation into English certified as the Bank may require. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

15.8     LAW AND JURISDICTION

(1) This Agreement shall be governed by and construed in accordance with Trinidad and Tobago law.

(2) The Borrower irrevocably agrees for the exclusive benefit of the Bank that the courts of Trinidad and Tobago shall have jurisdiction to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

(3) Nothing contained in this Clause shall limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

(4) The Borrower irrevocably waives any objection which it may have now or in the future to the courts of Trinidad and Tobago being nominated for the purpose of subclause (2) above and agrees not to claim that any such court is not a convenient or appropriate forum.

AS WITNESS this Agreement has been duly executed the day and year first above written.

SIGNED FOR AND ON BEHALF OF
PSMT TRINIDAD /
TOBAGO LIMITED
BY /s/ Kurt A. May
  ----------------
Name:    Kurt A. May
Title:   President

SIGNED FOR AND ON BEHALF OF
PRICESMART (TRINIDAD)
LIMITED
BY /s/ Kurt A. May
  ----------------
Name:    Kurt A. May
Title:   President


SIGNED FOR AND ON BEHALF OF
PS OPERATIONS LIMITED
BY /s/ Kurt A. May
  ----------------
Name:  Kurt A. May
Title:    President


SIGNED FOR AND ON BEHALF OF
ROYAL MERCHANT
BANK AND FINANCE
COMPANY LIMITED
BY
  -----------------------
Name:
Title:

SCHEDULE
                              CONDITIONS PRECEDENT

In this Schedule, `certified' means certified by a director or another duly authorised officer of the Borrower as being a true complete and up-to-date copy as at a date no earlier than the date of this Agreement.

(1) A certified copy of the articles and by-laws or other constitutional documents and the register of members of each Borrower.

(2) A certified copy of a resolution of the board of directors of each Borrower approving this Agreement and any Related Document required to be delivered under this Agreement to which it is expressed to be a party, authorising the person(s) executing the same to do so and authorising a person or persons to sign all notices or other communications to be given or made by or on behalf of each Borrower under this Agreement or any such Related Document.

(3) A certified copy of the constitutional documents of the Guarantor and the Company.

(4) Certified copies of resolutions of each of the board of directors of the Guarantor and the Company approving any Related Document to which it is expressed to be a party and authorising the person or persons signing the same to do so.

(5) A specimen signature, appropriately notarised, of each person authorised to sign by the resolutions referred to in paragraphs (2) and
         (4) above.

(6) Each fee payable pursuant to Clause 8 to the extent due and payable and not advanced out of the Loan.

(7) This Agreement, the Mortgage Debenture and the Guarantee duly executed by the relevant parties.

(8) Any Material Consent necessary or expedient, in the opinion of the Bank, for the entering into and performance of this Agreement or any Relevant Document by any person and/or the use of the Loan Amount by the Borrower.

(9) A valuation by a competent professional acceptable to the Bank, which certifies that the value of the Property, at the date of the drawdown of the balance of the Loan, is not less than 166.67% of the Loan Amount.

(10) A copy, certified to the satisfaction of the Bank, of any other consent licence document opinion or assurance which the Bank considers necessary or desirable in connection with the execution delivery and performance of this Agreement any Related Document and the transactions contemplated thereby.